UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2009

Cooper Industries, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	1-31330	98-0355628
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Travis, Suite 5600, Houston, Texas		77002-1001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-209-8400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

The annual meeting of shareholders was held on April 27, 2009 in Houston, Texas. Two proposals, as described in Cooper's Proxy Statement dated March 12, 2009, were voted upon at the meeting. The following is a brief description of the matters voted upon and the results of voting.

1. Proposal for the election of four directors:

Ivor J. Evans

Votes For: 168,790,844 (91.19%)
Votes Withheld: 16,321,024 (8.81%)

Kirk S. Hachigian

Votes For: 175,145,769 (94.62%)
Votes Withheld: 9,966,099 (5.38%)

Lawrence D. Kingsley

Votes For: 183,466,082 (99.12%)
Votes Withheld: 1,645,786 (0.88%)

James R. Wilson

Votes For: 175,648,157 (94.89%)
Votes Withheld: 9,463,711 (5.11%)

2. Proposal to appoint Ernst & Young LLP as independent auditors for 2009:

Votes For: 183,334,534 (99.14%)
Votes Against: 1,343,615 (0.72%)
Votes Abstained: 233,717 (0.12%)
Non Votes: 0

3. Shareholder proposal requesting Cooper to implement a code of conduct based on international labor organization human rights standards:

No shareholder or representative appeared at the annual meeting to present this shareholder proposal as required by Rule 14a-8 of the Securities Exchange Act of 1934. Accordingly, no vote on the proposal was taken at the meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper Industries, Ltd.

May 4, 2009	By:	Terrance V. Helz

Name: Terrance V. Helz
Title: Associate General Counsel and Secretary